Exhibit 3.2

BYLAWS

OF

INTERSIL CORPORATION

ARTICLE I

MEETINGS OF STOCKHOLDERS

1.1    PLACE OF MEETINGS; MEETINGS BY ELECTRONIC TRANSMISSION.

Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Stockholders not physically present in person or by proxy at a meeting of stockholders may, by electronic transmission by and to the corporation or by electronic video screen communication, participate in, be deemed present in person or by proxy and vote at, a meeting of stockholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the corporation or by electronic video screen communication. The corporation shall: (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of electronic transmission by and to the corporation or by electronic video screen communication is a stockholder or proxyholder, (ii) implement reasonable measures to provide stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings and (iii) maintain a record of any stockholder vote or other action taken at the meeting by means of electronic transmission to the corporation or electronic video screen communication.

1.2    ANNUAL MEETING.

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other proper business may be transacted.

1.3    SPECIAL MEETING.

A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 1.4 and 1.5 of these by-laws, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 1.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

1.4    NOTICE OF STOCKHOLDERS’ MEETINGS.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 1.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matter which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

1.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be given in writing, by mail, or courier service, or, to the extent permitted by the DGCL, by electronic transmission, addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

1.6     QUORUM.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

1.7    ADJOURNED MEETING; NOTICE.

Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of quorum, no other business may be transacted at that meeting, except as provided in Section 1.6 of these bylaws.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 1.4 and 1.5 of these bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

1.8     VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 1.11 of these bylaws, subject to the provisions of Sections 217 to 218 of the Delaware General Corporation Law (the “DGCL”) (relating to voting rights of fiduciaries, pledgors and joint owners of stock and voting trusts and other voting agreements).

The stockholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, unless the vote of a greater number is required by the DGCL.

1.9    VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT.

The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or any approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting or stockholders. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

1.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

1.11    RECORD DATE FOR STOCKHOLDER NOTICE, VOTING AND GIVING CONSENTS.

For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the DGCL.

1.12    PROXIES.

Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

ARTICLE II

DIRECTORS

2.1    POWERS.

Subject to the provisions of the DGCL and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors, including but not limited to the following actions that shall be managed and require approval from the board of directors of the corporation:

(a)    Election of the chairman of the board of directors;

(b)    Relocation of corporate headquarters;

(c)    Creation or change of corporate name;

(d)    Transfer of all or a material part of the corporation’s business to a third party;

(e)    Corporate merger or corporate split of the corporation;

(f)    Establishment or dissolution of a subsidiary or affiliated company; and

(g)    Any other items or issues specified by the DGCL and/or the certificate of incorporation or these bylaws.

2.2    NUMBER OF DIRECTORS.

The number of directors of the corporation shall be not less than one (1) and not more than seven (7), with the exact number of directors to be fixed, within the said limits, by the vote of a majority of the shares entitled to vote thereon represented at the duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote thereon.

2.3    ELECTION AND TERM OF OFFICE OF DIRECTORS.

Directors shall be elected at each annual meeting of stockholders to hold office until the next such annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until successor has been elected and qualified, or until the effective date of their resignation, whichever occurs first.

2.4    VACANCIES.

Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote thereon represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court of convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

Any director may resign on giving written notice to the chairman of the board, the president, the secretary or the board of directors.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

2.5    CHAIRMAN OF THE BOARD.

The chairman of the board shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the board of directors or prescribed by these bylaws. The chairman of the board shall have supervisory power over all major policy decisions of the corporation and shall advise the president on all decisions of major importance for the corporation. If there is no president, the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.6 of these bylaws.

2.6    PLACE OF MEETINGS; MEETINGS BY TELEPHONE AND OTHER COMMUNICATIONS.

Regular and special meetings of the board of directors may be held at any place within or outside the State of Delaware.

Members of the board of directors may participate in a meeting through use of conference telephone, electronic video screen communication, or electronic transmission by and to the corporation. Participation in a meeting through use of conference telephone or electronic video screen communication constitutes presence in person at that meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the corporation (other than conference telephone and electronic video screen communication) constitutes presence in person at that meeting if both of the following apply: (i) each member participating in the meeting can communicate with all of the other members concurrently and (ii) each member is provided the means of participating in all matters before the board of directors, including, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation.

2.7    REGULAR MEETINGS.

Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

2.8    SPECIAL MEETINGS.

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or sole director, the president, any vice president, the secretary or any two directors.

Notice of the time and place of special meetings shall be given personally or by telephone, electronic mail or facsimile transmission to each director or sent by registered mail (airmail, if overseas), addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least five days (ten days, if overseas) before the time of the holding of the meeting. If the notice is given personally, or by telephone, electronic mail or facsimile transmission, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

2.9    QUORUM.

A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 2.11 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 144 of the DGCL (as to approval of contracts or transactions in which a director has a financial interest), Sections 141 of the DGCL (as to appointment of committees) and Section 145 of the DGCL (as to indemnification of directors).

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

2.10    WAIVER OF NOTICE.

The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

2.11    ADJOURNMENT.

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

2.12    NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 2.8 of the these bylaws, to the directors who were not present at the time of the adjournment.

2.13    ACTION WITHOUT MEETING.

Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

2.14    FEES AND COMPENSATION OF DIRECTORS.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 2.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

ARTICLE III

COMMITTEES

3.1    COMMITTEES OF DIRECTORS.

The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a)	the approval of any action which, under the DGCL, also requires stockholders’ approval or approval of the outstanding shares;

(b)	the filling of vacancies in the board of directors or in any committee;

(c)	the fixing of compensation of the directors for serving on the board or any committee;

(d)	the amendment or repeal of these bylaws or the adoption of new bylaws;

(e)	the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(f)    a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g)    the appointment of any other committees of the board of directors or the members of such committees.

3.2    MEETINGS AND ACTIONS OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article II of these bylaws, Section 2.6 (place of meetings; meetings by telephone and other communications), Section 2.7 (regular meetings), Section 2.8 (special meetings and notice), Section 2.9 (quorum), Section 2.10 (waiver of notice), Section 2.11 (adjournment), Section 2.12

(notice of adjournment) and Section 2.13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules of the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE IV

OFFICERS

4.1    OFFICERS.

The officers of the corporation shall be a president, a corporate secretary, a treasurer, and such other officers as may be appointed in accordance with Section 4.3 of these bylaws, including, without limitation, one or more vice presidents, one or more assistant corporate secretaries, and one or more assistant treasurers. Any number of offices may be held by the same person.

4.2     ELECTION OF OFFICERS.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5 of these bylaws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment. All officers of the corporation shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

4.3    ADDITIONAL OFFICERS.

The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

4.4    REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board, by the president of the corporation, or by any other officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

4.5    VACANCIES IN OFFICES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

4.6    PRESIDENT.

The chairman of the board shall have supervisory power over all major policy decisions of the corporation and the president shall consult with the chairman of the board in advance on all decisions of major importance for the corporation. The president shall be the chief executive officer of the corporation and shall, subject to the control of the chairman of the board and the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He/She shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He/She shall have the general powers and duties of management usually vested in the office of president of a corporation, subject to the aforementioned supervisory powers of the chairman of the board, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

4.7    CORPORATE SECRETARY.

The corporate secretary shall keep or cause to be kept, at the principal executive office of the corporation, or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The corporate secretary shall keep, or cause to be kept, at the principal executive office of the corporation, a share register showing the names of all stockholders and their addresses, the number of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The corporate secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required by these bylaws or by law to be given, and shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

4.8    TREASURER.

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as he/she deems appropriate. He/She shall disburse the funds of the corporation as he/she deems appropriate. He/She shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, AND OFFICERS, EMPLOYEES

AND OTHER AGENTS

5.1    RIGHT TO INDEMNIFICATION.

The corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the corporation or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the corporation or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the corporation or other enterprise, against expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the corporation, except to the extent that such indemnification is prohibited by applicable law.

5.2     ADVANCE OF EXPENSES.

Expenses incurred by a director or officer of the corporation in defending a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding within thirty days after receipt by the corporation of (i) a written request for such advance or advances, including therein or therewith such documentation and information as is reasonably available to such director or officer and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification pursuant to Section 5.3, and (ii) an undertaking by or on behalf of such requesting director or officer to repay such amount or amounts only if, and to the extent that, it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such undertaking shall be accepted without reference to the financial ability of such requesting director or officer to make such repayment. Advances shall be made without regard to whether a determination that indemnification is proper has been made in accordance with Section 5.3.

Advances shall be unsecured and interest-free. Article V of the bylaws shall create a contractual obligation between the corporation and any person entitled to indemnification or the receipt of advances; and any amendment of these bylaws shall have no retroactive effect on the rights of such person to receive or continue to receive indemnification or advances.

5.3      PROCEDURE FOR DETERMINING PERMISSIBILITY.

To determine whether any indemnification or advance of expenses under this Article V is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the corporation.

5.4      CONTRACTUAL OBLIGATION.

The obligations of the corporation to indemnify a director or officer under this Article V, including the duty to advance expenses, shall be considered a contract between the corporation and such director or officer, and no modification or repeal of any provision of this Article V shall affect, to the detriment of the director or officer, such obligations of the corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

5.5      INDEMNIFICATION NOT EXCLUSIVE; INURING OF BENEFIT.

The indemnification and advance of expenses provided by this Article V shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

5.6      INSURANCE AND OTHER INDEMNIFICATION.

The board of directors shall have the power to (i) authorize the corporation to purchase and maintain, at the corporation’s expense, insurance on behalf of the corporation and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.

ARTICLE VI

RECORDS AND REPORTS

6.1    MAINTENANCE AND INSPECTION OF SHARE REGISTER.

The corporation shall be at its principal executive office a record of its stockholders, giving the names and addresses of all stockholders and the number of shares held by each stockholder.

6.2    MAINTENANCE AND INSPECTION OF BYLAWS.

The corporation shall keep at its principal executive office the original or a copy of these bylaws as amended to date, where said bylaws shall be open to inspection by the stockholders at all reasonable times during office hours.

6.3    MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

The accounting books and records, and the minutes of proceedings of the stockholders and the board of directors and any committee or committees of the board of directors, shall be kept at such place or places designated by the board of directors, or in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a stockholder. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

6.4    INSPECTION BY DIRECTORS.

Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kinds and the physical properties of the corporation and each of its subsidiary corporations. Such inspections by a director may be made in person or by an agent or attorney, and the right of inspection shall include the right to copy and make extracts of documents.

6.5    FINANCIAL STATEMENTS.

A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve months; and each such statement shall be exhibited at all reasonable times to any stockholder demanding an examination of any such statement or a copy shall be mailed to any such stockholder.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of the independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

ARTICLE VII

GENERAL MATTERS

7.1    CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.

All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by the treasurer.

7.2    CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED.

The board of directors, except as otherwise provided in these bylaws, authorizes any officer to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.3    STOCK CERTIFICATES.

A certificate of certificates for shares of the corporation shall be issued to each stockholder when any of such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by two officers from among the president, corporate secretary, treasurer and any other officers of the corporation authorized by the board of directors, certifying the number of shares owned by the stockholder.

7.4    LOST CERTIFICATES.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The treasurer may, in case any stock certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the treasurer may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

7.5    CONSTRUCTION AND DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE VIII

AMENDMENTS

8.1    AMENDMENT BY STOCKHOLDERS.

New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

8.2    AMENDMENT BY DIRECTORS.

Subject to the rights of the stockholders as provided in Section 8.1 of these bylaws, bylaws, other than a bylaw or an amendment of a by-law changing the authorized number of directors, may be adopted, amended or repealed by the board of directors.